UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 1, 2018

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Navidea Biopharmaceuticals, Inc. (the “Company”) has appointed Jed A. Latkin, 44, as its permanent Chief Executive Officer, after having served as interim Chief Executive Officer since August 2018. Mr. Latkin will continue to serve as the Company’s Chief Financial Officer and Chief Operating Officer.

In connection with his appointment, effective as of October 1, 2018 (the “Effective Date”), the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Latkin. The Employment Agreement has a two-year initial term (the “Term”), and will be automatically renewed for successive one-year periods commencing on the first anniversary of the Effective Date, and on each anniversary date thereafter, unless terminated earlier pursuant to the Employment Agreement or unless either the Company or Mr. Latkin gives the other party written notice, at least 90 calendar days prior to the end of such initial or extended Term, of its or his intention not to renew the Employment Agreement or the employment of Mr. Latkin. During the Term, Mr. Latkin will receive an annual base salary of $475,000, payable in regular installments in accordance with the Company’s normal payroll practices. Mr. Latkin will also be entitled to an annual bonus of up to 75% of his annual base salary, based on achievement of annual target performance goals established by the Compensation, Nominating and Governance Committee. In the event that the market capitalization of the Company at the end of a calendar year during the Term is at least $250,000,000, then the Compensation Committee of the Board may at its sole discretion increase the annual bonus amount. Pursuant to the Employment Agreement, the Board has agreed to grant Mr. Latkin options to purchase shares of the Company’s common stock no later than December 31, 2018.

If, during the Term, the Company terminates Mr. Latkin’s employment Without Cause or if he terminates his employment for Good Reason (each as defined in the Employment Agreement), Mr. Latkin shall be paid as severance (i) his continued base salary, as in effect at the time of termination, payable through the Severance Period (as defined in the Employment Agreement), and (ii) his unpaid bonus, if any, for the year he was terminated, prorated to the date of termination. In addition, following termination all unvested stock options will vest immediately and remain exercisable for the Severance Period (as defined in the Employment Agreement).

The Employment Agreement also contains customary non-competition and non-solicitation covenants that bind Mr. Latkin during the Term and for a period of one year thereafter.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Information required with respect to Item 404(a) of Regulation S-K is contained within the section entitled “Part III—Item 13. Certain Relationships and Related Transactions, and Director Independence” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 15, 2018, and the section entitled “Certain Relationships And Related Party Transactions” in the Company’s Current Proxy Statement, filed on July 9, 2018 (as amended and supplemented from time to time, the “Proxy Statement”), which sections are incorporated by reference herein. Mr. Latkin’s biographical and other information required to be disclosed hereunder is included in the section entitled “Certain Relationships and Related Party Transactions” in the Proxy Statement and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	Employment Agreement, effective October 1, 2018, by and between Navidea Biopharmaceuticals, Inc. and Jed A. Latkin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: October 5, 2018	By:	/s/ Jed A. Latkin
Jed A. Latkin, Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer